Exhibit (t)

EAGLE POINT INCOME COMPANY INC.

Power of Attorney

Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints Thomas P. Majewski and Kenneth P. Onorio, jointly and severally, and each of them, his true and lawful attorneys-in-fact and agents, each with power and authority of substitution and resubstitution, for him in any and all capacities to sign the Registration Statement, to be filed subsequent to the date of this Power of Attorney, under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Eagle Point Income Company Inc. and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James R. Matthew	Director
James R. Matthews		July 30, 2024

/s/ Scott W. Appleby	Director
Scott W. Appleby		July 30, 2024

/s/ Kevin F. McDonald	Director
Kevin F. McDonald		July 30, 2024

/s/ Paul E. Tramontano	Director
Paul E. Tramontano		July 30, 2024

/s/ Jeffrey L. Weiss	Director
Jeffrey L. Weiss		July 30, 2024